Exhibit 4.26


                                FINCO, INC.

              7.30% SENIOR SECURED NOTES DUE FEBRUARY 28, 2002

                     AMENDMENT NO. 2 TO NOTE AGREEMENT

                            RITE AID CORPORATION

                   AMENDMENT NO. 2 TO GUARANTY AGREEMENT


                                               As of December 2, 1999


TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO:



Ladies and Gentlemen:

      FINCO, INC. (hereinafter "FINCO"), a Delaware corporation and RITE AID CORPORATION (hereinafter "RITE AID", and, together with Finco, collectively, the "COMPANIES") (together with their successors and assigns) agree with you as follows:

1.    PRELIMINARY STATEMENTS.

      1.1   Note Issuance, etc.

      Finco issued and sold $79,560,908.91 aggregate principal amount of its 7.30% Senior Secured Notes due February 28, 2002 (as may be amended, restated or otherwise modified from time to time, the "NOTES") pursuant to a Note Agreement dated September 30, 1996 (as previously amended pursuant to Amendment No. 1 to Note Agreement dated as of October 25, 1999, and as in effect immediately prior to giving effect to the Amendments provided for by this Amendment Agreement, the "EXISTING NOTE AGREEMENT"). Rite Aid has entered into a Guaranty Agreement, also dated as of September 30, 1996 (as previously amended pursuant to Amendment No. 1 to Guaranty Agreement dated as of October 25, 1999, and as in effect immediately prior to giving effect to the Amendments provided for by this Amendment Agreement, the "EXISTING RITE AID GUARANTY") with the Noteholders, whereby in consideration of the purchase of the Notes it unconditionally and absolutely guaranteed Finco's performance of its obligations under the Existing Note Agreement. The register for the registration and transfer of the Notes indicates that the Persons named in Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") are currently the holders of the entire outstanding principal amount of the Notes.

2.    DEFINED TERMS.

      Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Agreement.

3.    AMENDMENTS.

      Subject to Section 5, the Existing Note Agreement and the Existing Rite Aid Guaranty are amended as provided for by this Amendment No. 2 to Note Agreement and Amendment No. 2 to Guaranty Agreement (collectively, this "AMENDMENT AGREEMENT") in the manner specified in Exhibit A. The amendments referred to herein are referred to herein, collectively, as the "AMENDMENTS".

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Companies, jointly and severally, represent and warrant as follows:

      4.1   Organization, Power and Authority, etc.

      The Companies are corporations duly incorporated and validly existing in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to enter into and perform their respective obligations under this Amendment Agreement.

      4.2   Legal Validity.

      The execution and delivery of this Amendment Agreement by each of the Companies and compliance by them with their obligations hereunder: (a) are within the corporate powers of the respective Companies; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of either Company under the provisions of: (i) any charter instrument or bylaw to which either Company is a party or by which either Company or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Company or its Property; or (iii) any agreement or instrument to which either Company is a party or by which either Company or any of its Property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to either Company or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

      This Amendment Agreement has been duly authorized by all necessary action on the part of the Companies, has been executed and delivered by a duly authorized officer of the Companies, and constitutes a legal, valid and binding obligation of each of the Companies enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

      4.3   No Defaults.

      No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.

      The Current Noteholders understand that the Morgan Credit Agreement Amendment (as hereinafter defined) is amending the Amended and Restated Credit Agreement, dated as of October 25, 1999, among the Guarantor, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as agent (the "EXISTING CREDIT AGREEMENT"). Pursuant to
Section 6.2 of the Rite Aid Guaranty, the provisions of Sections 5.7 to 5.13, inclusive (the "GUARANTY COVENANTS") of the Rite Aid Guaranty, and the definitions of defined terms used therein, are automatically amended to be identical to the equivalent covenants and definitions in the Existing Credit Agreement upon the effectiveness of any amendment to the Existing Credit Agreement. The Current Noteholders acknowledge and agree that all of the Guaranty Covenants, and the definitions of defined terms used therein, are being so automatically amended by the Morgan Credit Agreement Amendment. The Current Noteholders and the Companies acknowledge and agree that, pursuant to Section 5.16 of the Existing Guaranty Agreement, all covenants in Section 5 of the Amended Morgan Credit Agreement (as hereinafter defined) are incorporated into the Existing Rite Aid Guaranty, as amended hereby.

5.    EFFECTIVENESS OF AMENDMENTS.

      The Amendments shall become effective on such date (the "EFFECTIVE
DATE") as

            (i) the Companies and the Current Noteholders shall have indicated their written consent to the Amendments by executing and delivering to each other counterparts of this Amendment Agreement,

            (ii) Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 2, 1999, among Rite Aid, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as Agent shall have been executed and delivered by the parties thereto in the form attached hereto as Exhibit B (the "MORGAN CREDIT AGREEMENT AMENDMENT") (such Amended and Restated Credit Agreement, as so amended, being referred to herein as the "AMENDED MORGAN CREDIT AGREEMENT"), and

            (iii)the Companies shall have made payment of the fee payable to the Noteholders pursuant to Section 6 of this Amendment Agreement and the expenses to be paid on behalf of the Noteholders pursuant to Section 7 of this Amendment Agreement (to the extent a statement therefor has been presented to the Companies on or prior to the Effective Date).

6.    FEE.

      In consideration of the consent by the Noteholders to the Amendments, the Companies shall pay a combined fee to the Noteholders on the Effective Date in an amount equal to .25% of the aggregate principal amount of the Notes outstanding on such date. Such combined fee shall be paid to the Noteholders ratably in accordance with the respective principal amounts of Notes held by them and in the manner and to the accounts specified in the Existing Note Agreement for payments of principal and interest on the Notes.

7.    EXPENSES.

      Whether or not the Amendments become effective, the Companies will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of the Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Companies' obligations pursuant to paragraph 10B of the Existing Note Agreement and Section 6.1 of the Rite Aid Guaranty.

8.    MISCELLANEOUS.

      8.1   Part of Existing Note Agreement, Future References, etc.

      This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Agreement, the Notes and the Existing Rite Aid Guaranty and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreement, the Notes and the Existing Rite Aid Guaranty are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreement, the Notes and the Existing Rite Aid Guaranty without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

      8.2   Counterparts.

      This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      8.3   Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.

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      If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Companies, whereupon it will become a binding agreement among you and the Companies.


                                FINCO, INC.



                                BY:________________________________________
                                    Name:
                                    Title:


                                RITE AID CORPORATION



                                BY:________________________________________
                                    Name:
                                    Title:





      The foregoing Amendment Agreement is hereby accepted as of the date first above written.


                                THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA



                                BY:______________________________________
                                    Name:
                                    Title:


                                PRUCO LIFE INSURANCE COMPANY



                                BY:______________________________________
                                    Name:
                                    Title:







                                                                  EXHIBIT A

                                 AMENDMENTS

1.    Amendments to Existing Note Agreement.

      (a) The definition of "Morgan Credit Agreement" in paragraph 9B is hereby amended and restated in its entirety as follows:

            "MORGAN CREDIT AGREEMENT" the Amended and Restated Credit Agreement, dated as of October 25, 1999, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 2, 1999, among the Guarantor, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as Agent, as in effect on the Effective Date of the Note/Guaranty Agreement.

      (b) The definition of "Note/Guaranty Agreement" in paragraph 9B is hereby amended and restated in its entirety as follows:

            "NOTE/GUARANTY AGREEMENT" means Amendment No. 2 to Note Agreement and Amendment No. 2 to Guaranty Agreement, dated as of December [__], 1999, among the Company, the Guarantor and the holders of the Notes.

2. Amendments to Existing Rite Aid Guaranty Agreement.

      (a) The definition of "Morgan Credit Agreement" in Section 3.1 of the Existing Rite Aid Guaranty is hereby amended and restated in its entirety as follows:

            "MORGAN CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of October 25, 1999, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 2, 1999, among the Guarantor, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as Agent, as in effect on the Effective Date of the Note/Guaranty Agreement (as defined in the Note Agreement).




                                                                  EXHIBIT B